Exhibit 32.1

This certification is being furnished to the Securities and Exchange Commission solely in connection with Section 1350 of Chapter 63 of title 18, United States Code, “Failure of corporate officers to certify financial reports”, and is not being filed as part of MBNA Corporation’s Form 10-Q for the period ended September 30, 2005 accompanying this certification.

I, Bruce L. Hammonds, Chief Executive Officer of MBNA Corporation, certify that MBNA Corporation’s Form 10-Q for the period ended September 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MBNA Corporation.

Date: November 9, 2005	/s/	Bruce L. Hammonds
Bruce L. Hammonds
Chief Executive Officer

Exhibit 32.2

This certification is being furnished to the Securities and Exchange Commission solely in connection with Section 1350 of Chapter 63 of title 18, United States Code, “Failure of corporate officers to certify financial reports”, and is not being filed as part of MBNA Corporation’s Form 10-Q for the period ended September 30, 2005 accompanying this certification.

I, Kenneth A. Vecchione, Chief Financial Officer of MBNA Corporation, certify that MBNA Corporation’s Form 10-Q for the period ended September 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MBNA Corporation.

Date: November 9, 2005	/s/	Kenneth A. Vecchione
Kenneth A. Vecchione
Chief Financial Officer